UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): April 12, 2013

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

31/F, Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong, China
(Address of principal executive offices)

Registrant's telephone number, including area code: (852) 2824-8716

All Correspondence to:
Brenda Hamilton, Esquire
Hamilton & Associates Law Group P.A.
101 Plaza Real South, Suite 201 South
Boca Raton, Florida 33432
Telephone: (561) 416-8956
Facsimile: (561) 416-2855
www.SecuritiesLawyer101.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b)).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Item 8.01 Other Events.

On March 5, 2013, Our Board of Directors and majority Stockholders approved a change of our corporate name from AlphaRx, Inc. to UMeWorld Limited pursuant to the British Virgin Islands (“BVI”) Business Companies Act of 2004.

Effective on April 15, 2013, our name will be reflected as UMeWorld Limited. Our common shares will continue to be quoted by the OTC Markets OTCQB with our current symbol ALRXF.

The Certificate of Name Change issued by the Registrar of Corporate Affairs of the BVI is included as Exhibit 3i(e) to this Current Report on Form 8-K.

Our Board of Directors and majority Stockholders determined our corporate name should be changed to UMeWorld Limited to reflect our principal business activities as a provider of digital media services primarily in China. UMeWorld’s mission is to facilitate the interaction between people - “You” and “Me,” through its digital platform.

Currently, UMeWorld operates UMeLook (www.umelook.com), an online video platform focused on bringing foreign video content to China. UMeLook is deployed through a sophisticated CDN (Content Delivery Network) with broad coverage throughout mainland China. UMeLook plans to be a source of foreign video content for the Chinese viewer across any Internet-enabled device in China. UMeWorld intends to focus its future operations on digital media and the digital education market.

As previously reported in our Current Report on Form 8K filed with the Securities and Exchange Commission on February 15, 2013, we changed our domicile from the state of Delaware to the BVI effective February 25, 2013. Our Memorandum and Articles of Association as approved by the Registrar of Corporate Affairs of the BVI are included as Exhibit 3i(d) to this report.

Item 9.01 Exhibits

Exhibit Number	Description

3i(d)	Memorandum of Association and Articles of Association of AlphaRx, Inc., a BVI Corporation

3i(e)	Certificate of Name Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AlphaRx, Inc.

Dated: April 15, 2013	By:	/s/ Michael Lee
Michael Lee, Chief Executive Officer and Director
(Principal Executive Officer)

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